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                                                                       Exhibit D



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the following with respect of Post-effective Amendment No. 2 to the Registration Statement (No. 33-90686) on Form S-6 under the Securities Act of 1933 of Variable Account B of American International Life Assurance Company of New York.

      1. The inclusion in the Prospectus of Variable Account B of American International Life Assurance Company of our report dated February 20, 1997 relating to our audits of the financial statements of American International Life Assurance Company.

      2. The inclusion in the Prospectus of Variable Account B of American International Life Assurance Company of our report dated February 20, 1997 relating to our audit of the financial statements of Variable Account B.

      3. The reference to our firm under the heading "Experts."



Coopers & Lybrand L.L.P. Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 22, 1997